Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2010 RESULTS

Third quarter sales increased 10.0%; comparable store sales decreased 4.2%

Third quarter net loss of $394,000 compared with net income of $606,000 last year

Year-to-date net income increased 35.7% to $11.5 million

SAVANNAH, GA (November 22, 2010) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter of fiscal 2010.

Financial Highlights — Third quarter ended October 30, 2010

Total sales in the third quarter ended October 30, 2010 increased 10.0% to $140.0 million compared with $127.4 million in the third quarter ended October 31, 2009.  Comparable store sales decreased 4.2% in the third quarter.  A net loss of $394,000 was recognized in this year’s third quarter compared with net income of $606,000 in the third quarter of 2009.  Loss per diluted share was $(0.03) in the third quarter of 2010 compared with earnings per diluted share of $0.04 in the third quarter of 2009.

Store activity in the third quarter of 2010 included 33 new openings and 5 relocations/expansions, resulting in a total store count of 458 at the end of the quarter.

Financial Highlights — First three quarters ended October 30, 2010

Total sales in the first three quarters of fiscal 2010 increased 17.9% to $450.5 million compared with $382.1 million in the same period of fiscal 2009.  Comparable store sales increased 2.2% in the first three quarters of this year.  Net income increased 35.7% to $11.5 million compared with $8.5 million in last year’s first three quarters.  Earnings per diluted share increased to $0.79 in the first three quarters of 2010 compared with $0.58 in the same period of 2009.

Fiscal 2010 Outlook

The Company estimates that 2010 earnings will be in a range of $1.50 to $1.60 per diluted share which includes an anticipated comparable store sales decrease of 1% to 4% in the fourth quarter of 2010.  The effective tax rate for 2010 is expected to be in a range of 34% to 35%.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2938.  A replay of the conference call will be available until November 29, 2010, by dialing (402) 977-9140 and entering the passcode, 21463760.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through November 29, 2010.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 2 stores thus far in November 2010, the Company currently operates 460 stores located in 27 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive
Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	October 30, 2010	October 31, 2009
	(unaudited)	(unaudited)
Net sales	$140,037	$127,356
Cost of sales	88,356	79,720
Gross profit	51,681	47,636
Selling, general and administrative expenses	47,243	41,989
Depreciation and amortization	5,324	4,851
(Loss) income from operations	(886)	796
Interest income	41	85
Interest expense	(8)	(17)
Unrealized gain on investment securities	—	57
(Loss) income before income tax (benefit) expense	(853)	921
Income tax (benefit) expense	(459)	315
Net (loss) income	$(394)	$606

Basic net (loss) income per common share	$(0.03)	$0.04
Diluted net (loss) income per common share	$(0.03)	$0.04

Net (loss) income attributable to common shares (1):
Basic	$(394)	$593
Diluted	$(394)	$593

Weighted average shares used to compute basic net (loss) income per share	14,519	14,370
Weighted average shares used to compute diluted net (loss) income per share	14,519	14,409

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 30, 2010	October 31, 2009
	(unaudited)	(unaudited)
Net sales	$450,485	$382,058
Cost of sales	278,134	234,640
Gross profit	172,351	147,418
Selling, general and administrative expenses	140,119	121,116
Depreciation and amortization	14,843	13,679
Income from operations	17,389	12,623
Interest income	140	329
Interest expense	(17)	(86)
Income before income tax expense	17,512	12,866
Income tax expense	6,024	4,400
Net income	$11,488	$8,466

Basic net income per common share	$0.79	$0.58
Diluted net income per common share	$0.79	$0.58

Net income attributable to common shares (1):
Basic	$11,488	$8,289
Diluted	$11,488	$8,289

Weighted average shares used to compute basic net income per share	14,497	14,351
Weighted average shares used to compute diluted net income per share	14,518	14,383

(1) Net of income allocated to nonvested restricted stockholders

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	October 30, 2010	October 31, 2009
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$69,632	$32,487
Short-term investment securities	4,752	42,225
Inventory	115,273	105,314
Other current assets	21,995	16,420
Property and equipment, net	76,879	62,422
Other noncurrent assets	4,470	4,282
Total assets	$293,001	$263,150

Liabilities and Stockholders’ Equity:
Accounts payable	$61,355	$60,762
Accrued liabilities	22,111	20,263
Other current liabilities	3,200	3,504
Noncurrent liabilities	10,422	9,719
Total liabilities	97,088	94,248

Total stockholders’ equity	195,913	168,902
Total liabilities and stockholders’ equity	$293,001	$263,150